Exhibit-10.20







September 13, 2000


Mr. Ronald L. Krutzman
Treasurer and Assistant Secretary
Laclede Gas Company
720 Olive Street
St. Louis, MO  63101

Dear Ron:

Firstar Bank, N.A. is pleased to provide a $20,000,000 line of credit maturing September 12, 2001 to Laclede Gas Company for general corporate purposes and for commercial paper backup.

All borrowings will be priced at your option, at Firstar's Prime Rate, floating, LIBOR adjusted +1/4% for available maturities to 90 days. Notes issued under this line shall not exceed 90 days. No note shall have a maturity date after September 12, 2001.

Interest shall be payable at the end of each calendar quarter beginning September 30, 2000 and at maturity. Interest shall be computed on the basis of actual 365/366 for prime borrowings and actual 360 basis for LIBOR.
Notes issued may be prepaid at any time without penalty, subject to standard funding loss provisions for LIBOR loans.

We may terminate this agreement at any time if we determine, in good faith, that we are not satisfied with your conditions, operations or performance, financial or otherwise.

It is understood that any loans obtained by any subsidiary of Laclede Gas Company, whether or not they are guaranteed by Laclede Gas Company, are excluded from this agreement and shall not be charged against the line of credit described above.

Nothing in this letter is intended to alter the arrangements set forth in the agreement dated October 22, 1999 or the availability of $50,000,000 of advances thereunder from Firstar Bank, N.A. on the terms set forth in said October 22, 1999 agreement.


















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Laclede Gas Company
September 13, 2000


We appreciate the opportunity to serve Laclede's needs and to continue the long standing relationship between our companies. If the foregoing is acceptable to you, please sign below.


                                       FIRSTAR BANK, N.A.


                                       By:   /s/Eric Hartman
                                       Name:  Eric Hartman
                                       Title:  AVP


Accepted this 13th day of September, 2000

LACLEDE GAS COMPANY

By:  /s/Ronald L. Krutzman
Name:  Ronald L. Krutzman
Title:  Treasurer and Asst. Secretary







































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